Certificate of Designation
of

Powers, Preferences, Rights, Qualifications,
Limitations and Restrictions
of
Series I Convertible Preferred Stock
of
Exabyte Corporation

     1.      Designation of Series I Preferred. Exabyte Corporation, a Delaware corporation (the "Corporation"), hereby certifies that Ten Million (10,000,000) of authorized shares of Preferred Stock are hereby designated "Series I Preferred Stock" (the "Series I Preferred"). The rights, preferences, privileges, restrictions and other matters relating to the Series I Preferred are as follows:

     2.      Dividend Rights.

      (a)      Preferential Dividends. Holders of the outstanding shares of Series I Preferred (the "Holders"), in preference to the holders of the Corporation's Series G Preferred Stock, Series H Preferred Stock and Common Stock and any other stock of the Corporation that is not by its terms expressly senior to in right of payment to the Series I Preferred (collectively, "Junior Stock"), will be entitled to receive, when, as and if declared by the Board of Directors, out of legally available funds, dividends on the Series I Preferred in an amount per share (the "Dividend Payment Amount") calculated at a compound annual rate of twelve percent (12.0%) of the Original Series I Issue Price (the "Dividend Rate"), payable in cash on a quarterly basis commencing June 30, 2002 and on each September 30, December 31, March 31 and June 30 thereafter that any shares of Series I Preferred remain outstanding (each, a "Dividend Payment Date"). All dividends will be cumulative, whether or not declared, from the Original Series I Issue Date and will be payable quarterly in arrears with respect to shares outstanding on each Dividend Payment Date to Holders of record on the 15th day of the month in which such Dividend Payment Date occurs. If the full Dividend Payment Amount is not declared and paid on any Dividend Payment Date, then the unpaid portion shall accumulate and shall thereafter accrue dividends at the Dividend Rate. Notwithstanding the foregoing, commencing on the earlier of January 1, 2007 or the date of a Change in Control (as defined below), the Dividend Rate will increase to fifteen percent (15.0%) per annum.

     (b)      Participation Rights. After payment of all preferential dividends (including all arrearages of preferential dividends) to the holders of the Series I Preferred as provided in Section 2(a), dividends may be declared and paid upon shares of Common Stock or any other Junior Stock in any fiscal year of the Corporation, but only if dividends are also concurrently declared and paid on the Series I Preferred in an amount per share equal to: (a) in the case of a dividend declared on the Common Stock, the product of the Series I Conversion Rate and the amount per share declared on each such share of Common Stock, (b) in the case of a dividend declared on junior preferred stock convertible into Common Stock, the amount determined by dividing (i) the product of the Series I Conversion Rate and the aggregate amount of the dividend declared and paid on all outstanding shares of such junior preferred stock, (ii) by the number of shares of Common Stock which such outstanding shares of junior preferred stock are convertible into as of the record date for such dividend, and (c) in the case of junior preferred stock that is not convertible into Common Stock, in an amount determined by the Board of Directors in good faith such that the holders of Series I Preferred receive an equivalent dividend in such circumstances. The record date for any such dividend shall be the same record date as set for holders of Common Stock or junior preferred stock, as the case may be. The foregoing provisions shall not restrict the payment of dividends on the Common Stock or the Corporation's Series G Preferred Stock payable solely in shares of Common Stock for which an adjustment to the Series I Conversion Price is provided pursuant to Section 7 below.

     (c)      Participation with Common. If any dividend or other distribution payable in property other than cash is declared on the Common Stock (excluding any dividend or other distribution for which adjustment to the Conversion Price is provided by Section 7), each holder of Series I Preferred on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same property that such holder would have received if on such record date such holder was the holder of record of the number (including for purposes of this Section 2 any fraction) of shares of Common Stock into which the shares of Series I Preferred then held by such holder are convertible.

     (d)      Limits upon Dividends. Without otherwise limiting the dividend rights set forth in this Section 2 or elsewhere in this Certificate, the Corporation shall not declare or pay any cash dividends for so long as it is prohibited from doing so under any agreements governing the Corporation's indebtedness for borrowed money, whether now existing or hereafter incurred.

     3.      Voting Rights. Except as otherwise provided herein or as required by law, the Series I Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each share of Series I Preferred shall be entitled to a number of votes determined by dividing the Original Series I Issue Price by the greater of (x) the Series I Conversion Price or (y) the closing price of the Common Stock in the NASDAQ National Market System on the Original Series I Issue Date. Such voting rights shall be appropriately adjusted for any stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series I Issue Date. Upon the conversion of any Series I Preferred into Common Stock pursuant to Section 6, the Common Stock so issued shall be voting Common Stock as set forth in Article Fourth of the Restated Certificate of Incorporation, as amended to date.

     4.      Liquidation Rights.

     (a)      Liquidation Value. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series I Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each then-outstanding share of Series I Preferred equal to the sum of (i) two times the Original Series I Issue Price ($2.00) plus (ii) all accrued but unpaid dividends thereon (the "Series I Liquidation Value"). Notwithstanding the foregoing, the Series I Liquidation Value shall increase to $3.00 per share on the earlier of January 1, 2007 or the date of a Change in Control; provided, however, that in the case of a Change in Control occurring prior to May 17, 2004, such step-up shall not be effective until 30 days following the date of such Change in Control.

     (b)      Proportionate Payments. If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series I Preferred, then such assets shall be distributed among the holders of Series I Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

     (c)      Participation Rights. After the payment of the full liquidation preference of the Series I Preferred as set forth in Section 4(a) above and after the payment of the full liquidation preference of all shares of Junior Stock having a preference on liquidation over the Common Stock, the remaining funds and other assets of the Corporation legally available for distribution, if any, shall be distributed pro rata among the holders of the Common Stock and the Series I Preferred on an as-converted basis.

     5.      Redemption Rights.

     (a)      Optional Redemptions. Commencing on the earlier of the first anniversary of the Original Series I Issue Date or the date of a Change in Control, the Corporation shall have the right but not the obligation to redeem some or all shares of the then-outstanding Series I Preferred at a price per share equal to the Series I Liquidation Value. Notwithstanding the foregoing, the Corporation shall not redeem any shares of Series I Preferred prior to the receipt of stockholder approval of the transactions contemplated by the Series I Purchase Agreement.

     (b)      Redemption Payments. For each share of Series I Preferred to be redeemed hereunder, the Corporation shall be obligated on the Scheduled Redemption Date (as defined below) to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in cash equal to the Series I Liquidation Value.

     (c)      Notice of Redemption. The Corporation shall mail written notice of each redemption of Series I Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date fixed for such purpose (the "Scheduled Redemption Date"). The holders of Series I Preferred to be redeemed shall in any event have the right to convert their shares into Common Stock at any time prior to the close of business on the Scheduled Redemption Date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.

     (d)      Determination of Number of Shares to be Redeemed. The number of shares of Series I Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of Series I Preferred to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series I Preferred then held by such holder and the denominator of which shall be the total number of shares of Series I Preferred then outstanding.

     6.      Conversion Rights.

The holders of the Series I Preferred shall have the following rights with respect to the conversion of the Series I Preferred into shares of Common Stock:

     (a)      Optional Conversion. Subject to and in compliance with the provisions of this Section 6, any shares of Series I Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series I Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series I Conversion Rate" then in effect (determined as provided in Section 6(c)) by the number of shares of Series I Preferred being converted.

     (b)      Mandatory Conversion. All outstanding shares of Series I Preferred shall be automatically converted into Common Stock at the then-effective Series I Conversion Rate at the close of business on the date on which all of the following conditions have been satisfied: (x) the closing sales price of the Common Stock on the NASDAQ National Market System has been at $4.00 or more per share (as appropriately adjusted for stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series I Issue Date) for a period of 30 consecutive trading days and the average daily trading volume of the Common Stock has exceeded 100,000 shares (as appropriately adjusted for stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series I Issue Date) during such period, (y) resales of the Common Stock issuable upon conversion of the Series I Preferred are covered by an effective registration statement filed with the Securities and Exchange Commission at all times during such period of 30 consecutive trading days, and (z) all outstanding shares of the Corporation's Series G Preferred Stock and Series H Preferred Stock are previously or simultaneously converted into Common Stock in accordance with their respective terms. The Corporation shall give written notice of such mandatory conversion to each holder of Series I Preferred within three business days after such event.

     (c)      Series I Conversion Rate. The conversion rate in effect at any time for conversion of the Series I Preferred (the "Series I Conversion Rate") shall be the quotient obtained by dividing the Original Series I Issue Price by the "Series I Conversion Price" calculated as provided in Section 6(d).

     (d)      Conversion Price. The conversion price for the Series I Preferred (the "Series I Conversion Price") shall initially be $.5965, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series I Preferred. Such initial Series I Conversion Price shall be adjusted from time to time in accordance with Section 7. All references to the Series I Conversion Price herein shall mean the Series I Conversion Price as so adjusted.

     (e)      Mechanics of Conversion.

          (i)      Optional Conversion. Each holder of Series I Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series I Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series I Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled together with dividends thereon in accordance with Section 6(d)(ii) below. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series I Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (ii)      Mandatory Conversion. Upon the occurrence of the events specified in Section 6(b) above, the outstanding shares of Series I Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series I Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series I Preferred at the office of the Corporation or any transfer agent for the Series I Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series I Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Series I Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

          (iii)      Dividends. Upon conversion of any shares of Series I Preferred (the "Converted Shares"), any accrued but unpaid dividends on the Converted Shares (including prorated dividends for the current quarter) shall be paid in cash or, at the option of the Holder, in shares of Common Stock determined by dividing the aggregate amount of accrued but unpaid dividends by the Conversion Price then in effect.

     (f)      Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series I Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series I Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

     (g)      Conversion Limitation. Notwithstanding anything to the contrary herein, in no event shall the number of shares of Common Stock issued upon conversion of the Series I Preferred be equal to or greater than 20% of the outstanding number of shares of Common Stock or 20% of the combined voting power of the Corporation, in each case determined as of the Original Series I Issue Date, until the Corporation has received stockholder approval for the issuance of Common Stock upon conversion of the Series I Preferred in excess of such limitations. Such limitation shall be appropriately adjusted for any stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series I Issue Date.

     7.      Adjustments to Conversion Price

     (a)      Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Series I Issue Date effect a subdivision of the outstanding Common Stock, the Series I Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Series I Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series I Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (b)      Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Series I Issue Date makes, or fixes a record date for the determination of holders of Common Stock or other securities of the Corporation entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Series I Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series I Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series I Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series I Conversion Price shall be adjusted pursuant to this Section 7(b) to reflect the actual payment of such dividend or distribution.

     (c)      Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Series I Issue Date, the Common Stock issuable upon the conversion of the Series I Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 7), in any such event each holder of Series I Preferred shall have the right thereafter (i) to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series I Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof, and (ii) unless such dividends are paid in cash prior to conversion, to elect to receive as dividends the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock issuable as dividends on such shares of Series I Preferred immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7(c) with respect to the rights of the holders of the Series I Preferred after the recapitalization, reclassification or otherwise to the end that the provisions of this Section 7(c) (including adjustment of the Series I Conversion Price then in effect and the number of shares issuable upon conversion of the Series I Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

     (d)      Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Series I Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 7) or a consolidation or merger of the Company with or into another corporation or business entity (other than a consolidation or merger (i) with a subsidiary in which the Company is the surviving corporation or (ii) which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), as a part of such transaction, provision shall be made so that the holders of the Series I Preferred shall thereafter be entitled (1) to receive upon conversion of the Series I Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof, and (2) unless such dividends are paid in cash prior to conversion, to elect to receive as dividends the number of shares of stock or other securities or property of the Corporation to which a holder of the maximum number of shares of Common Stock issuable as dividends on such shares of Series I Preferred would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of Series I Preferred after the transaction to the end that the provisions of this Section 7(d) (including adjustment of the Series I Conversion Price and the number of shares issuable upon conversion of the Series I Preferred) shall be applicable after that event and be as nearly equivalent as practicable. In case of a consolidation or merger, the surviving or successor corporation or other entity shall duly execute and deliver to each Holder of the Series I Preferred a supplement hereto acknowledging such corporation's or entity's obligations under this Section 7(d). The foregoing provisions of this Section 7(d) shall similarly apply to successive reclassifications, capital reorganizations and other changes, consolidations or mergers.

     (e)      Certificate of Adjustment. In each case of an adjustment or readjustment of the Series I Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series I Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series I Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series I Conversion Price at the time in effect, (3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series I Preferred. The Company shall provide each Holder of the Series I Preferred with not less than 10 days prior written notice of any event, other than an Acquisition or Asset Transfer, resulting in an adjustment under Section 7. With respect to a proposed Acquisition or Asset Transfer, the Holders of the Series I Preferred shall be given sufficient notice of such event so that they will have a minimum of 30 days to consider whether or not to consent to such proposed Acquisition or Asset Transfer pursuant to Section 8.

     (f)      Determination of Shares. For purposes of determining the adjusted Series I Conversion Price, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

     8.      Protective Provisions. In addition to any other rights provided by law or in the Restated Certificate of Incorporation, so long as any shares of Series I Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of the Series I Preferred Stock (the "Required Holders"), which consent in each case shall not be unreasonably withheld or delayed (provided that the Holders are given not less than 30 days to consider such proposed actions), take any of the following actions:

          (i)      any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series I Preferred that adversely affects such rights, preferences, privileges or powers of the Series I Preferred;

          (ii)      any action that authorizes, creates or issues shares of any class of stock having preferences superior to the Series I Preferred;

          (iii)      any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to the preference of the Series I Preferred Stock;

          (iv)      any amendment of the Company's Restated Certificate of Incorporation that adversely affects the rights of the Series I Preferred;

          (v)      the declaration or payment of a dividend on the Common Stock or other Junior Securities other than a dividend on the Common Stock or the Series G Preferred Stock payable solely in shares of Common Stock; or

          (vi)     any Acquisition or Asset Transfer.

     9.      Certain Definitions.

"Acquisition" means any merger, consolidation, business combination, reorganization or recapitalization of the Corporation (including, without limitation, pursuant to a tender offer) in any single transaction or series of related transactions in any such case in which the stockholders of the Corporation immediately prior to such transaction own capital stock representing less than fifty percent (50%) of the Corporation's voting power immediately after such transaction, or any transaction or series of related transactions in which capital stock representing in excess of fifty percent (50%) of the Corporation's voting power is transferred.

"Asset Transfer" means any sale, lease or other disposition of all or substantially all of the assets of the Corporation.

"Change in Control" means either (i) the acquisition by any person or "group" (as defined in regulations of the Securities and Exchange Commission), other than stockholders of the Corporation on the Original Series I Issue Date and affiliates of such stockholders, of voting securities of the Corporation representing a majority of the combined ordinary voting power of all outstanding voting securities of the Corporation, or (ii) the recomposition of the Corporation's Board of Directors such that a majority of the Board is comprised of persons other than that are neither (x) members of the Board on the Original Series I Issue Date or persons whose nomination or election to the Board was approved by a majority of such directors ("Continuing Directors"), (y) designees or nominees of entities that were stockholders of the Corporation on the Original Series I Issue Date ("Continuing Directors") or (zy) other persons whose nomination or election to the Board was approved by a majority of the Continuing Directors then in office.

"Common Stock" means the Company's authorized common stock, $.001 par value per share.

"Original Series I Issue Date" means May 176, 2002.

"Original Series I Issue Price" means One Dollar ($1.00) per share.

"Series I Purchase Agreement" means the Series I Preferred Stock Purchase Agreement dated May 176, 2002 among the Corporation and the various purchasers of Series I Preferred, as amended from time to time.

"Subsidiary" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     10.      Amendment and Waiver.

No amendment, modification or waiver of any of the terms or provisions of the Series I Preferred shall be binding or effective without the prior affirmative vote or written consent of the Required Holders. Any amendment, modification or waiver of any of the terms or provisions of the Series I Preferred by the Required Holders, whether prospective or retroactively effective, shall be binding upon all holders of Series I Preferred Stock.

     11.      General Provisions.

     (a)      Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Series I Preferred. Upon the surrender of any certificate representing Series I Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

     (b)      Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series I Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     (c)      Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series I Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series I Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series I Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (d)      Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

     (e)      Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series I Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series I Preferred so converted were registered.

     (f)      No Dilution or Impairment. The Corporation shall not amend its Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

      (g)      Status of Converted Stock. In the event that any shares of Series I Preferred shall be redeemed pursuant to Section 5 or converted pursuant to Section 6, the shares so converted shall resume the status of authorized, undesignated, and unissued shares of Preferred Stock.

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